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                                                                       Exhibit 5
                                [Letterhead of]
                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                                               February 16, 1996

Farmland Industries, Inc.
3315 North Farmland Trafficway
Kansas City, Missouri 64116-0005

Ladies and Gentlemen:

     We are acting as special counsel for Farmland Industries, Inc., a Kansas corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 33-61709) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $200,000,000 aggregate public offering price of debt securities of the Company (the "Debt Securities"), which may be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

     We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon, and assumed the accuracy of, certificates and statements and other information of public officials, officers or representatives of the Company and others.
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                                      -2-


     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

     Assuming the Indenture is duly authorized, executed and delivered by the Company and the Trustee, when the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

     This opinion expressly is limited to the laws of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     The opinions expressed herein are solely for the benefit of the Company and the Trustee (who may rely on this letter as though it were an addressee) and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                              Very truly yours,

                                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                  By:      /s/ Kenneth R. Blackman
                                     -------------------------------------
                                               Kenneth R. Blackman